FIRST AMENDMENT TO SPACE CHARTER
                               MV "CROWN DYNASTY"


         THIS FIRST AMENDMENT TO SPACE CHARTER (the "First Amendment") is made this 19th day of November, 1999 by and between CROWN CRUISES LIMITED, a Bermuda corporation ("Owners"), as disponent owners of the Panamanian flag vessel MV CROWN DYNASTY (the "Vessel") and ATKINSON AND MULLEN, INC., a Pennsylvania corporation doing business as "APPLE VACATIONS" ("Space Charterers").

         A. On July 12, 1999, Owners and Space Charterers entered in a space charter (the "Space Charter") with respect to the Vessel.

         B. Owners and Space Charterers wish to modify and clarify certain provisions of the Space Charter in this First Amendment.

         In furtherance of the foregoing, the parties hereby amend the Space Charter as follows:

         1.       SPACE CHARTER HIRE.

Section 6(a) is hereby amended by adding a new subsection (vii) as follows:

Charter Hire shall be payable to Owners bi-weekly in advance.

         2.       SECURITY FOR SPACE CHARTERERS' AND OWNERS' OBLIGATIONS.

Section 6(b) is hereby amended by adding a new subsection (iii) as follows:

         The parties acknowledge that the SC Letter of Credit and the Owners' Letter of Credit are required to be issued in the face amount of * each pursuant to Section 6 of the Space Charter. Notwithstanding this requirement, the parties have agreed that they will each initially obtain their respective letters of credit in the face amount of *. Each of Owners and Space Charterers reserve the right to require that such letter of credit be increased to the full amount of * at any time during the time such letter of credit is required to be in effect under the terms of the Space Charter. Neither party shall waive its right to require that the other party obtain such letter of credit in such increased amount by virtue of its agreement to accept a letter of credit in the face amount of * at this time.

         3.       ESCROW.

Sections 6(d) and 6(e) are hereby deleted in their entirety.

------------------
* Market text omitted pursuant to an application for an order for confidential treatment by Commodore Holding Limited.

         4.       RATIFICATION.

         Except as specifically amended herein, all of the terms of the Space Charter shall remain in full force and effect.

         5.       COUNTERPARTS.

         This First Amendment may be signed in counterparts.

         IN WITNESS WHEREOF, the parties have executed this First Amendment with effect as of the date first set forth above.

                                            CROWN CRUISES LIMITED

                                            By: /s/ Alan Pritzker
                                               ---------------------------------
                                                Chief Financial Officer


                                            ATKINSON AND MULLEN, INC.,
                                            DOING BUSINESS AS APPLE VACATIONS

                                            By: ILLEGIBLE
                                               ---------------------------------
                                                Assistant Secretary

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